Exhibit 16

WONG JOHNSON & ASSOCIATES, A PROFESSIONAL CORPORATION
CERTIFIED PUBLIC ACCOUNTANTS
SUITE 102
28936 OLD TOWN FRONT STREET, TEMECULA, CALIFORNIA 92590
TELEPHONE 951-693-1120 • FACSIMILE 951-693-1189

June 12, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read and agree with the representations included under section Changes in and Disagreements with Accounting and Financial Disclosure of this Registration Statement on Form SB/2, Amendment No. 12, relating to Wong Johnson & Associates, A Professional Corporation.

Yours very truly,

WONG JOHNSON & ASSOCIATES
A Professional Corporation
Temecula, California